FREEPORT-McMoRan COPPER & GOLD INC.

                    (a Delaware corporation)


                       FCX INVESTMENT LTD.

      (a Cayman Islands exempted limited liability company)



              8 1/4% Convertible Senior Notes due 2006






                       PURCHASE AGREEMENT









Dated: August 1, 2001





                       TABLE OF CONTENTS


                                                             Page
Section 1.  Representations and Warranties by the Issuers       3
          (a)  Representations and Warranties                   3
          (b)  Officer's Certificates                          12
Section 2.  Sale and Delivery to Initial Purchaser; Closing    12
          (a)  Securities                                      12
          (b)  Option Securities                               12
          (c)  Payment                                         13
          (d)  Denominations; Registration                     13
Section 3.  Covenants of the Issuers                           13
          (a)  Offering Memorandum                             13
          (b)  Notice and Effect of Material Events            14
          (c)  Amendment to Offering Memorandum and Supplements14
          (d)  Qualification of Securities for Offer and Sale  14
          (e)  Rating of Securities                            14
          (f)  DTC                                             15
          (g)  Use of Proceeds                                 15
          (h)  Restriction on Sale of Securities               15
          (i)  Restriction on Sale of Common Stock             15
          (j)  PORTAL Designation                              15
          (k)  Reporting Requirements                          15
          (l)  Co-Obligor                                      15
Section 4.  Payment of Expenses                                16
          (a)  Expenses                                        16
          (b)  Termination of Agreement                        16
Section 5.  Conditions of Initial Purchaser's Obligations      16
          (a)  Opinion of Counsel for Issuers                  16
          (b)  Opinion of Counsel for Initial Purchaser        16
          (c)  Officers' Certificate                           17
          (d)  Accountants' Comfort Letter                     17
          (e)  Bring-down Comfort Letter                       17
          (f)  No Downgrading                                  17
          (g)  PORTAL                                          18
          (h)  Lock-Up Agreements                              18
          (i)  Registration Rights Agreement                   18
          (j)  Indenture and Pledge Agreement                  18
          (k)  Pledge of Securities                            18
          (l)  Opinion of Accountants as to Sufficiency of
               Initial Pledged Securities                      18
          (m)  Refinancing Transactions                        18
          (n)  Conditions to Purchase of Option Securities     18
          (o)  Additional Documents                            20
          (p)  Termination of Agreement                        20
Section 6.  Subsequent Offers and Resales of the Securities    20
          (a)  Offer and Sale Procedures                       20
          (b)  Covenants of the Issuers                        21
          (c)  Qualified Institutional Buyer                   22
Section 7.  Indemnification                                    22
          (a)  Indemnification of Initial Purchaser            22
          (b)  Indemnification of Issuers                      23
          (c)  Actions against Parties; Notification           23
          (d)  Settlement without Consent if Failure
               to Reimburse                                    24
          (e)  Engagement Letter Superseded                    24
Section 8.  Contribution                                       24
Section 9.  Representations, Warranties and Agreements
            to Survive Delivery                                25
Section 10.  Termination of Agreement                          25
          (a)  Termination; General                            25
          (b)  Liabilities                                     26
Section 11.  Notices                                           26
Section 12.  Parties                                           26
Section 13.  GOVERNING LAW AND TIME                            26
Section 14.  Effect of Headings                                27




SCHEDULES

     Schedule A - Pricing Information
     Schedule B - List of Designated Subsidiaries
     Schedule C - List of Persons Subject to Lock-Up


EXHIBITS

     Exhibit A - Form of Opinion of Issuers' Counsel
     Exhibit B - Form of Lock-Up Agreement



               FREEPORT-McMoRan COPPER & GOLD INC.
                    (a Delaware corporation)
                       FCX INVESTMENT LTD.
      (a Cayman Islands exempted limited liability company)

                          $525,000,000
              8 1/4% Convertible Senior Notes due 2006

                       PURCHASE AGREEMENT


                                                   August 1, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

     Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the "Company"), and FCX Investment Ltd., a Cayman Islands exempted limited liability company (the "Co-Obligor," and together with the Company, the "Issuers," and each, an "Issuer"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the
"Initial Purchaser"), with respect to the issue and sale by the Issuers and the purchase by the Initial Purchaser of $525,000,000 aggregate principal amount of the Issuers' 8 1/4% Convertible Senior Notes due 2006 (the "Notes"), and with respect to the grant by the Issuers to the Initial Purchaser of the option described in
Section 2(b) hereof to purchase all or any part of an additional $78,750,000 principal amount of Notes to cover overallotments, if any. The aforesaid $525,000,000 principal amount of Notes (the "Initial Securities") to be purchased by the Initial Purchaser and all or any part of the $78,750,000 principal amount of Notes subject to the option described in Section 2(b) hereof (the
"Option Securities") are hereinafter called, collectively, the "Securities". The Securities are to be issued pursuant to an indenture to be dated as of August 7, 2001 (the "Indenture") between the Issuers and The Bank of New York, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing
Time (as defined in Section 2(c)), among the Issuers, the Trustee and DTC.

     The Securities are convertible into shares of, at the option of the holders of the Securities, Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), or Class B Common Stock, par value $.10 per share, of the Company (the "Class B Common Stock," and together with the Class A Common Stock, the SCommon Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule A hereto.

     The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") dated as of the Closing Time (as defined in Section 2(c)) between the Issuers and the Initial Purchaser. In addition, the Co-Obligor will enter into a Collateral Pledge and Security Agreement (the "Pledge Agreement") dated as of the Closing Time (as defined in
Section 2(c)) among the Co-Obligor, the Trustee and The Bank of New York, as Collateral Agent (the "Collateral Agent") for the benefit of the holders of the Securities.

     The Issuers understand that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

     The Issuers have prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated July 30, 2001 (the "Preliminary Offering Memorandum") and have prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated August 1, 2001 (the "Final Offering Memorandum"), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Issuers to the Initial Purchaser in connection with their solicitation of purchases of, or offering of, the Securities.

     All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") that is incorporated by reference in the Offering Memorandum.

     It is understood and agreed that as soon as practical after the Closing Time, but in no event later than October 31, 2001, the Company and PT Freeport Indonesia Company, an Indonesian majority-owned subsidiary of the Company that is domesticated in the State of Delaware ("PTFI"), will use their best efforts to enter into (i) an amendment (the "FCX/PTFI Facility Amendment") to the $450,000,000 senior revolving credit facility under the Credit Agreement dated as of June 30, 1995, as amended, among the Company, PTFI, Chase Manhattan Bank, as administrative agent, security agent and documentary agent, First Trust of New York, National Association, as trustee, and the banks listed therein (as so amended, the "FCX/PTFI Facility") and (ii) an amendment (the "PTFI Facility Amendment," and together with the FCX/PTFI Facility Amendment, the "Facility Amendments") to the $550,000,000 senior secured revolving credit facility under the Credit Agreement dated as of October 27, 1989, as amended, among the Company, PTFI, Chase Manhattan Bank, as administrative agent, security agent and documentary agent, First Trust of New York, National Association, as trustee, and the banks listed therein (as so amended, the "PTFI Facility," and together with the FCX/PTFI Facility, the "Facilities"), in each case on substantially the terms described in the Offering Memorandum.
The foregoing transactions are collectively referred to herein as the "Refinancing Transactions."

     Section 1.  Representations and Warranties by the Issuers.

   (a) Representations and Warranties. Each of the Issuers, jointly and severally, represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and, if any Option Securities are purchased, as of the relevant Date of Delivery referred to in
Section 2(b) hereof, and agrees with the Initial Purchaser, as follows:

        (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuers in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

       (ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

       (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

        (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
     (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by any Issuer on any class of its capital stock.

       (vi) Good Standing of the Issuers. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; the Co-Obligor has been duly incorporated and is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands and has all corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and each of the Issuers is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (vii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X), each of which is listed on Schedule B hereto (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of the Co-Obligor and each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and 50% or more of the issued and outstanding capital stock of PTFI, PT Irja Eastern Minerals and FM Services Company, and all of the issued and outstanding capital stock of Atlantic Copper, S.A. ("Atlantic Copper"), and the Co-Obligor is owned by the Company, directly or through subsidiaries, and except for the capital stock of Atlantic Copper, all such capital stock is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary; the other subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X; and the Co-Obligor has no subsidiary.

     (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

       (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each Issuer.

        (x) Authorization of the Indenture, the Pledge Agreement and the Registration Rights Agreement. Each of the Indenture, the Pledge Agreement and the Registration Rights Agreement has been duly authorized by each Issuer and, when executed and delivered by each Issuer and the other parties thereto, will constitute a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

       (xi) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by each Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture, the Pledge Agreement and the Registration Rights Agreement.

      (xii) Description of the Securities, the Indenture, the Pledge Agreement and the Registration Rights Agreement. The Securities, the Indenture, the Pledge Agreement and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchaser prior to the date of this Agreement.

     (xiii) Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; the shares of Common Stock issuable at the Issuers' option upon repurchase of the Securities at the option of the holder thereof upon a Change of Control (as defined in the Indenture) will have been, prior to the issuance thereof, duly authorized by all necessary corporate action and such shares, if and when issued in accordance with the terms of the Securities and the Indenture, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion or repurchase will not be subject to the preemptive or other similar rights of any securityholder of the Company.

      (xiv) Absence of Defaults and Conflicts. None of the Issuers or any of their subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any Issuer or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of any Issuer or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Pledge Agreement, the Registration Rights Agreement and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by any Issuer in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by any Issuer with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Issuer or any of its subsidiaries pursuant to, the Agreements and Instruments except as disclosed in the Offering Memorandum and except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of any Issuer or any of the Designated Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any Issuer or any of the Designated Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Issuer or any of its subsidiaries.

       (xv) Absence of Labor Dispute. No labor dispute with the employees of the Issuers or any of their subsidiaries exists or, to the knowledge of the Issuers, is imminent, and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

      (xvi) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuers, threatened, against or affecting any Issuer or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of any Issuer or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement, the Indenture, the Pledge Agreement, the Registration Rights Agreement or the Securities or the performance by any Issuer of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the any Issuer or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xvii) Possession of Intellectual Property. The Issuers and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the Issuers or any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuers or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xviii)        Absence of Further Requirements.  No filing
     with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each Issuer of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of the Securities or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture, the Pledge Agreement, the Registration Rights Agreement or the Securities by each Issuer or the consummation of the transactions contemplated thereunder, except such as have been already obtained and except such as may be required by the Federal and state securities laws with respect to the each Issuer's obligations under the Registration Rights Agreement.

      (xix) Possession of Licenses and Permits. The Issuers and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Issuers and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Issuers or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which are not described in the Offering Memorandum and which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

       (xx) Title to Property. The Issuers and their subsidiaries have good and marketable title to all real property owned by the Issuers and their subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Issuers and their subsidiaries, considered as one enterprise, and under which the Issuers or any of their subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and none of the Issuers or any of their subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuers or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuers or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, which claim, if resolved against the Issuers or such subsidiary, would result in a Material Adverse Effect.

      (xxi) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Issuers or any of their subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Issuers and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Issuers or any of their subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuers or any of their subsidiaries relating to Hazardous Materials or Environmental Laws.

     (xxii) Restrictions on Subsidiaries. Other than Atlantic Copper, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Offering Memorandum, and except such prohibitions that, singly or in the aggregate, would not result in a Material Adverse Effect.

     (xxiii)        Registration Rights.  Except as may be
     described in the Offering Memorandum, there are no contracts, agreements or understandings between any Issuer and any person granting such person the right to require any Issuer to include any securities with the Securities to be registered pursuant to the Registration Rights Agreement.

     (xxiv) Taxes. The Issuers and each of their subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

      (xxv) Insurance. The Issuers and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Issuers or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Issuers or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to be obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (xxvi) Investment Company Act. Each Issuer is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xxvii)        Similar Offerings.  None of the Issuers or
     any of their affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

     (xxviii)       Rule 144A Eligibility.  The Securities are
     eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

     (xxix) No General Solicitation. None of the Issuers, their Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Issuers make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

      (xxx) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     (xxxi) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

     (xxxii)        Regulation M.  The Issuers have not taken,
     and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act in connection with the offering of the Securities.

     (xxxiii)       Security Interest.  The Pledge Agreement will
     create valid security interests in the collateral purported to be covered thereby securing the Co-Obligor's obligations under the Notes to the extent contemplated by the Pledge Agreement and the Indenture, which security interests are and will remain perfected first-priority security interests.

     (xxxiv)        Representations and Warranties in the Pledge
     Agreement. Each of the representations and warranties made by the Co-Obligor in the Pledge Agreement is true and correct.

   (b) Officer's Certificates. Any certificate signed by any officer of any Issuer or any of its subsidiaries delivered to the Initial Purchaser or to counsel for the Initial Purchaser in connection with the matters covered by this Agreement shall be deemed a representation and warranty by such Issuer to the Initial Purchaser as to the matters covered thereby.

     Section 2.  Sale and Delivery to Initial Purchaser; Closing.

   (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers agree to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, at the price set forth in Schedule A, all of the Initial Securities.

   (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers hereby grant an option to the Initial Purchaser to purchase up to an additional $78,750,000 principal amount of Securities at the same price per share set forth in Schedule A for the Initial Securities, plus accrued interest, if any, from the Closing Time to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Initial Purchaser to the Issuers setting forth the number of Option Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchaser, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

   (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Initial Purchaser and the Issuers, at 9:00 A.M. (eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Issuers (such time and date of payment and delivery being herein called the "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Issuers, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Issuers.

     Payment shall be made to the Issuers by wire transfer of immediately available funds to a bank account designated by the Issuers, against delivery to the Initial Purchaser for its account of certificates for the Securities to be purchased by it.

   (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates representing the Initial Securities and the Option Securities, if any, shall be made available for examination and packaging by the Initial Purchaser in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     Section 3. Covenants of the Issuers. Each Issuer, jointly and severally, covenants with the Initial Purchaser as follows:

   (a) Offering Memorandum. The Issuers, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

   (b) Notice and Effect of Material Events. The Issuers will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Issuers of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Issuers, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Issuers, their counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Issuers will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

   (c) Amendment to Offering Memorandum and Supplements. The Issuers will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

   (d) Qualification of Securities for Offer and Sale. The Issuers will use their best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that none of the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

   (e) Rating of Securities. The Issuers shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

   (f)  DTC.  The Issuers will cooperate with the Initial
Purchaser and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

   (g) Use of Proceeds. The Issuers will use the net proceeds received by them from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

   (h) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, none of the Issuers will, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of any Issuer or securities of any Issuer that are convertible into, or exchangeable for, the Securities or such other debt securities.

   (i) Restriction on Sale of Common Stock. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Memorandum or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

   (j) PORTAL Designation. The Issuers will use their best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

   (k   Reporting Requirements.  The Issuers, during the period
when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vi) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

   (l   Co-Obligor.  So long as any of the Securities are
outstanding, the Co-Obligor will not issue any shares of its capital stock or other equity interests in the Co-Obligor to any person other than the Company or its subsidiaries, and the Company shall cause the Co-Obligor to remain a wholly-owned subsidiary of the Company at all times.

     Section 4.  Payment of Expenses.

   (a   Expenses.  Each Issuer, jointly and severally, will pay
all expenses incident to the performance of the Issuers' obligations under this Agreement, the Securities, the Indenture, the Pledge Agreement and the Registration Rights Agreement, including, but not limited to, (i) the preparation, printing, delivery to the Initial Purchaser and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchaser and any charges of DTC in connection therewith, (iii) the fees and disbursements of the Issuers' counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, or any supplement thereto, (v) the fees and expenses of the Trustee and the Collateral Agent, including the fees and disbursements of counsel for the Trustee and the Collateral Agent in connection with the Indenture, the Pledge Agreement and the Securities, (vi) any fees payable in connection with the rating of the Securities and (vii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

     (b   Termination of Agreement.  If this Agreement is
terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, each Issuer, jointly and severally, shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

     Section 5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof or in certificates of any officer of any Issuer or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

   (a   Opinion of Counsel for Issuers.  At the Closing Time, the
Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Issuers, substantially in the form Exhibit A hereto.

   (b   Opinion of Counsel for Initial Purchaser.  At the Closing
Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell, counsel for the Initial Purchaser, with respect to the matters set forth in numbered paragraphs 6 through 10, inclusive, 12, 19 and the first paragraph immediately following the fifth paragraph of qualifications, limitations and assumptions of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of any Issuer and its subsidiaries and certificates of public officials.

   (c   Officers' Certificate.  At the Closing Time, there shall
not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the President or a Vice President of each Issuer and of the chief financial or chief accounting officer of each Issuer, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) each Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

   (d   Accountants' Comfort Letter.  At the time of the
execution of this Agreement, the Initial Purchaser shall have received from Arthur Andersen LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Initial Purchaser containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

   (e   Bring-down Comfort Letter.  At the Closing Time, the
Initial Purchaser shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

   (f   No Downgrading.  Since the date of this Agreement, there
shall not have occurred a downgrading in the rating assigned to any of the Issuers' securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Issuers' other securities.

   (g   PORTAL.  At the Closing Time, the Securities shall have
been designated for trading on PORTAL.

   (h   Lock-Up Agreements.  At the date of this Agreement, the
Initial Purchaser shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

   (i   Registration Rights Agreement.  At the Closing Time, the
Initial Purchaser shall have received counterparts of the Registration Rights Agreement duly executed by the Issuers.

   (j   Indenture and Pledge Agreement.  At the Closing Time, the
Initial Purchaser shall have received a copy of the Indenture and the Pledge Agreement, in each case duly executed by each of the parties thereto.

   (k   Pledge of Securities.  As of the Closing Time, the
Issuers shall have caused a portion of the proceeds from this offering to be applied to purchase the Initial Pledged Securities (as defined in the Pledge Agreement) and deposited such Initial Pledged Securities into the Collateral Account (as defined in the Pledge Agreement) to be held therein subject to the terms of the Pledge Agreement and the Co-Obligor shall have granted the assignment and security interest and made the pledge and assignment contemplated by the Pledge Agreement.

   (l   Opinion of Accountants as to Sufficiency of Initial
Pledged Securities. At the Closing Time, the Initial Purchasers shall have received written verification from Arthur Andersen LLP, or another nationally recognized firm of independent public accountants selected by the Issuers, as to the mathematical accuracy of the computation of the sufficient level of the Initial Pledged Securities, upon receipt of scheduled interest and principal payments of such Initial Pledged Securities, to provide for payment in full of the first six scheduled interest payments due on the Initial Securities.

   (m   Refinancing Transactions.  At the Closing Time, the
Initial Purchaser shall have received evidence satisfactory to it of the commitment of the lenders under the Facilities to consummate the Refinancing Transactions on substantially the terms and conditions as described in the Offering Memorandum.

   (n   Conditions to Purchase of Option Securities.  In the
event that the Initial Purchaser exercises its option provided in
Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Issuers contained herein and the statements in any certificates furnished by any Issuer or any subsidiary thereof hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery:

        (i   Officers' Certificate.  The Initial Purchaser shall
     have received a certificate, dated such Date of Delivery, of the President or a Vice President of each Issuer and of the chief financial or chief accounting officer of each Issuer confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

       (ii   Opinion of Counsel for Issuers.  The Initial
     Purchaser shall have received the favorable opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Issuers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

      (iii   Opinion of Counsel for Initial Purchaser.  The
     Initial Purchaser shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(b) hereof.

       (iv   Bring-down Comfort Letter.  The Initial Purchaser
     shall have received a letter from Arthur Andersen LLP, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (v   No Downgrading.  Subsequent to the date of this
     Agreement, no downgrading shall have occurred in the rating accorded any of the Issuers' securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Issuers' securities.

       (vi   Pledge of Securities.  As of the relevant Date of
     Delivery, the Issuers shall have caused such portion of the proceeds from the sale of the Option Securities to be applied to purchase Additional Pledged Securities (as defined in the Pledge Agreement) which, upon the receipt of the scheduled principal and interest payments thereon would be sufficient to provide for the payment in full of the first six scheduled interest payments due on such Option Securities and deposited such Additional Pledged Securities into the Collateral Account (as defined in the Pledge Agreement) to be held therein subject to the terms of the Pledge Agreement and the Co-Obligor shall have granted the assignment and security interest made the pledge and assignment contemplated by the Pledge Agreement.

      (vii   Opinion of Accountants as to Sufficiency of
     Additional Pledged Securities. At the relevant Date of Delivery, the Initial Purchasers shall have received written verification from Arthur Andersen LLP, or another nationally recognized firm of independent public accountants selected by the Issuers, as to the mathematical accuracy of the computation of the sufficient level of the Additional Pledged Securities, upon receipt of scheduled interest and principal payments of such Additional Pledged Securities, to provide for payment in full of the first six scheduled interest payments due on the Option Securities issued in connection therewith.

   (o   Additional Documents.  At the Closing Time and at each
Date of Delivery, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

   (p   Termination of Agreement.  If any condition specified in
this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchaser to purchase the relevant Option Securities, may be terminated by the Initial Purchaser by notice to the Issuers at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     Section 6.  Subsequent Offers and Resales of the Securities.

   (a   Offer and Sale Procedures.  The Initial Purchaser and the
Issuers hereby establish and agree to observe the following procedures in connection with the offer and sale of the
Securities:

        (i   Offers and Sales only to Qualified Institutional
     Buyers. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers").

       (ii   No General Solicitation.  No general solicitation or
     general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

      (iii   Purchases by Non-Bank Fiduciaries.  In the case of a
     non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchaser, be a Qualified Institutional Buyer.

       (iv   Subsequent Purchaser Notification.  The Initial
     Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or a subsidiary thereof, (2) outside the United States in accordance with Regulation S, or (3) inside the United States (w) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (x) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the 1933 Act that is purchasing for its own account or for the account of such an institutional accredited investor,
     (y) pursuant to a registration statement which has been declared effective under the 1933 Act or (z) pursuant to another available exemption from registration under the 1933 Act.

        (v   Restrictions on Transfer.  The transfer restrictions
     and the other provisions set forth in the Offering
     Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Issuers and the Initial Purchaser.

       (vi   Delivery of Offering Memorandum.  The Initial
     Purchaser will deliver to each purchaser of the Securities from the Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b   Covenants of the Issuers.  Each Issuer, jointly and
severally covenants with the Initial Purchaser as follows:

        (i   Integration.  Each Issuer agrees that it will not
     and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of any Issuer of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

       (ii   Rule 144A Information.  Each Issuer agrees that, in
     order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless such Issuer furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

      (iii   Restriction on Resales.  While any of the Securities
     remain outstanding, each Issuer will not, and will cause its Affiliates not to, resell any Securities which they acquire.

   (c   Qualified Institutional Buyer.  The Initial Purchaser
represents and warrants to, and agrees with, the Issuers that it is a "qualified institutional buyer" within the meaning of Rule
144A under the 1933 Act.

     Section 7.  Indemnification.

   (a   Indemnification of Initial Purchaser.  Each Issuer,
jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

        (i   against any and all loss, liability, claim, damage
     and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

       (ii   against any and all loss, liability, claim, damage
     and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Issuers; and

      (iii   against any and all expense whatsoever, as incurred
     (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment thereto).

   (b   Indemnification of Issuers.  The Initial Purchaser agrees
to indemnify and hold harmless the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser expressly for use in the Offering Memorandum.

   (c   Actions against Parties; Notification.  Each indemnified
party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

   (d   Settlement without Consent if Failure to Reimburse.  If
at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

   (e   Engagement Letter Superseded.  The terms of the
engagement letter entered into between the Company and the Initial Purchaser, dated July 16, 2001 (the "Engagement Letter"), are hereby superceded and replaced in their entirety by the terms of this Agreement, including any and all indemnity provisions contained in the Engagement Letter, which are specifically replaced by the provisions contained in this Section 7, notwithstanding the fact that the Engagement Letter provides that provisions relating to indemnity shall survive its termination.

     Section 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Issuers on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers.

     Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of any Issuer or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Initial Purchaser.

     Section 10.  Termination of Agreement.

   (a   Termination; General.  The Initial Purchaser may
terminate this Agreement, by notice to the Issuers, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

   (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to the it at North Tower, World Financial Center, New York, New York 10281, attention of Equity Capital Markets; notices to the Issuers shall be directed to them at 1615 Poydras Street, New Orleans, Louisiana 70112, attention of Richard C. Adkerson.

     Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     Section 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN,
SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     Section 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial
Purchaser and the Issuers in accordance with its terms.

                             Very truly yours,

                             FREEPORT-McMoRan COPPER &
GOLD INC.

                              By: ____________________________
                                 Name:
                                 Title:


                              FCX INVESTMENT LTD.

                              By: ____________________________
                                 Name:
                                 Title:


CONFIRMED AND ACCEPTED,
     as of the date first above written:


MERRILL LYNCH & CO.


MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By: ____________________________
   Authorized Signatory



                           SCHEDULE A

               FREEPORT MCMORAN COPPER & GOLD INC.
                       FCX INVESTMENT LTD.
       $525,000,000 8 1/4% Convertible Senior Notes due 2006

   1. The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

   2. The purchase price to be paid by the Initial Purchaser for the Securities shall be 96.5% of the principal amount thereof.

   3. The interest rate on the Securities shall be 8 1/4% per annum.

   4. The Securities shall be convertible into shares of, at the option of the holder, Class A Common Stock, par value $.10 per share or Class B Common Stock, par value $.10 per share, of the Company at an initial conversion price of $14.30 per share (equivalent to a conversion rate of 69.9301 shares of Class A Common Stock or Class B Common Stock per $1,000 principal amount of Securities).

   5.    The Co-Obligor shall pledge a portfolio of U.S.
government securities to secure the payment of the first six scheduled installments of interest.

   6. The Securities shall be redeemable, in whole or in part, at the option of the Issuers on or after July 31, 2004.

   7. Holders of the Securities shall have the option to require the Issuers to repurchase the Securities upon a Change of Control of the Company, in cash or in Common Stock.

   8. Registration rights shall be granted to the holders of the Securities.


                           SCHEDULE B

                List of Designated Subsidiaries

PT Freeport Indonesia
PT Irja Eastern Minerals
Atlantic Copper, S.A.
FM Services Company


                           SCHEDULE C

               List of Persons Subject to Lock-Up

All directors and executive officers of the Company:

A. Directors

Robert J. Allison, Jr.
Robert W. Bruce III
R. Leigh Clifford
Robert A. Day
Gerald J. Ford
H. Devon Graham, Jr.
Oscar Y.L. Groeneveld
J. Bennett Johnston
Bobby Lee Lackey
Gabrielle K. McDonald
James R. Moffett
B.M. Rankin, Jr.
J. Stapleton Roy
J. Taylor Wharton

B. Executive Officers

Name                          Title
James R. Moffett     Chairman of the Board & Chief Executive Officer
Richard C. Adkerson  President & Chief Financial Officer
Adrianto Machribie   President Director of PT Freeport Indonesia


                                                        Exhibit A


              FORM OF OPINION OF ISSUERS' COUNSEL
                  TO BE DELIVERED PURSUANT TO
                          SECTION 5(a)


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York   10281

Re:            Freeport-McMoRan Copper & Gold Inc. and FCX
Investment Ltd.
     8 1/4% Convertible Senior Notes Due 2006

Ladies and Gentlemen:

     We have served as counsel to Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the "Company"), and FCX Investment Ltd., a Cayman Islands exempted limited liability company (the "Co-Obligor," and together with the Company, the "Issuers," and each an "Issuer") in connection with the sale of 8 1/4% Convertible Senior Notes due 2006 (the ANotes@) pursuant to an indenture (the "Indenture") dated August 7, 2001 by and among the Company, the Co-Obligor and The Bank of New York, as trustee (the "Trustee"), and a Purchase Agreement dated August 1, 2001 (the "Purchase Agreement") by and among the Company, the Co-Obligor and Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated
(the "Initial Purchaser"). This opinion is furnished to you pursuant to Section 5(a) of the Purchase Agreement at the request of the Issuers. Capitalized terms used but not defined herein will have the meanings assigned to them in the Purchase
Agreement.

     In connection with rendering the opinions expressed herein, we have examined (1) the Offering Memorandum, (2) the following documents (collectively, the "Transaction Documents"): (a) the Purchase Agreement, (b) the Registration Rights Agreement, (c) the Indenture, and (d) the Pledge Agreement, and (3) the corporate records of the Company and its subsidiaries, including without limitation, their organizational documents, stock records and records of the proceedings of stockholders, the boards of directors and committees thereof. We have also relied upon factual representations made by the Issuers and the Initial Purchaser in the Purchase Agreement and upon such other documents, records, certificates and other instruments, including certificates of public officials and officers of the Issuers, as we have deemed appropriate, copies of which have been furnished to you.

     In our examination of such documents, we have assumed without verification that (1) the Purchase Agreement, Registration Rights Agreement, the Indenture and the Pledge Agreement have been duly authorized, executed and delivered by the parties thereto other than the Issuers and are enforceable against such parties in accordance with the terms thereof, (2) the authenticity of all documents submitted to us as originals,
(3) the conformity to the originals of all documents submitted to us as conformed, certified or photostatic copies, (4) the accuracy and completeness of all corporate records made available to us by the Company, and (5) the genuineness of all signatures on all documents and instruments examined by us.

     Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Co-Obligor has been duly incorporated and is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands.

     2. Each Issuer has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     3. To our best knowledge and following due inquiry of appropriate representatives of the Company, each Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

     4. The Company's authorized Common Stock is as set forth in the Offering Memorandum under the caption "Description of Common Stock" and all of the outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to our best knowledge and following due inquiry of appropriate representatives of the Company, have not been issued in violation of preemptive or other similar rights of any securityholder of the Company.

     5. PT Freeport Indonesia has been duly domesticated and is in good standing under the laws of the State of Delaware; FM Service Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and Atlantic Copper, S.A. has been duly incorporated and is validly existing as a corporation in good standing under the laws of Spain; each of PT Freeport Indonesia, FM Service Company, and Atlantic Copper, S.A. has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to our best knowledge and following due inquiry of appropriate representatives of the Company, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each of the Co-Obligor, PT Freeport Indonesia, FM Services Company and Atlantic Copper, S.A. as shown in the Offering Memorandum as beneficially owned by the Company have been duly authorized, validly issued and are fully paid and nonassessable and, to our best knowledge, are owned by the Company as shown in the Offering Memorandum free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than a security interest in the issued and outstanding shares of Atlantic Copper, S.A.

     6. The Purchase Agreement has been duly authorized, executed and delivered by each Issuer.

     7. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by each Issuer and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms.

     8. The Pledge Agreement has been duly authorized, executed and delivered by the Co-Obligor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding agreement of the Co-Obligor enforceable against the Co-Obligor in accordance with its terms.

     9. The Securities are in the form contemplated by the Indenture and have been duly authorized by each Issuer and, when executed by each Issuer and authenticated by the Trustee in the manner provided in the Indenture, assuming the due authorization, execution and delivery of the Indenture by the Trustee and assuming that the Securities are issued and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each Issuer, enforceable against each Issuer, in accordance with their terms.

     10. Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and nonassessable and no holder of such Common Stock will be subject to personal liability by reason of being such a holder.

     11. The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, other than certain preemptive rights and a right of first offer of Rio Tinto plc and its affiliates, which rights have been waived.

     12. The Securities, the Indenture and the Pledge Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering
Memorandum.

     13. The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which we render no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     14. Except as described in the Offering Memorandum, there is not pending or, to our best knowledge and following due inquiry of appropriate representatives of the Company, threatened any action, suit, proceeding, inquiry or investigation, to which either Issuer or any subsidiary thereof is a party, or to which the property of either Issuer or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company taken as a whole, or the consummation of the transactions contemplated in the Purchase Agreement, the Indenture, the Pledge Agreement, the Registration Rights Agreement or the Securities or the performance by each Issuer of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

     15. The information in the Offering Memorandum under the captions "Refinancing Transactions," "Description of the Notes," "Description of Common Stock" and "Certain United States Federal Income Tax Considerations," in Part I, Item 3 of the Company's most recent Annual Report on Form 10-K under the caption "Legal Proceedings," in Part II, Item 1 of the Company's most recent Quarterly Report on Form 10-Q under the caption "Legal Proceedings" and in the Company's most recent Proxy Statement on
Schedule 14A under the caption "Certain Transactions," to the extent that it constitutes matters of law, summaries of legal matters, the Issuers' charter, bylaws or other organizational documents or legal proceedings, or legal conclusions, has been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

     16. All descriptions in the Offering Memorandum of contracts and other documents to which any Issuer or any if its subsidiaries is a party fairly present and summarize, in all material respects, the matters referred to therein; to our best knowledge and following due inquiry of appropriate representatives of the Company, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other agreements that would be required to be filed as exhibits to the Company's reports filed with the Commission under the 1934 Act that are incorporated by reference in the Offering Memorandum.

     17. To our best knowledge and following due inquiry of appropriate representatives of the Company, (a) none of the Issuers or any of their subsidiaries is in violation of its charter, by-laws or other organizational documents and (b) no default by any Issuer or any of its subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement that is described or referred to in the Offering Memorandum or incorporated by reference therein, except in each such case for violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

     18. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or government authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture, the Pledge Agreement, the Registration Rights Agreement or the Securities by any Issuer or for the offering, issuance, sale or delivery of the Securities to the Initial Purchaser or the resale by the Initial Purchaser in accordance with the terms of the Purchase Agreement or the issuance of shares of Common Stock upon conversion of the Securities, except as may be required by federal and state securities laws with respect to the Issuer's obligations under the Registration Rights Agreement.

     19. Assuming the accuracy of the representations, warranties and covenants of the Issuers in paragraphs (xxvii) and
(xxix) of Section 1(a) and in Section 6 and the Initial Purchaser in Section 6 contained in the Purchase Agreement, no registration of the Securities under the 1933 Act and no qualification of the Indenture under the Trust Indenture Act is necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and the initial resale of the Securities by the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum. No opinion is expressed, however, as to when or under what circumstances any of the Securities initially sold by the Initial Purchaser may be reoffered or resold.

     20. The execution, delivery and performance by the Issuers of the Purchase Agreement, the Indenture, the Pledge Agreement, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated therein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by each Issuer with its obligations under the Purchase Agreement, the Indenture, the Pledge Agreement, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Issuer or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement, known to us, to which any Issuer or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any Issuer or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of any Issuer or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, having jurisdiction over any Issuer or any of its subsidiaries or any of their respective properties, assets or operations.

     21. Each Issuer is not, and upon issuance and sale of the Securities as contemplated in the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     22. The Pledge Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Trustee and for the ratable benefits of the Holders (collectively, the "Secured Parties"), a valid security interest (the "Security Interest") in all right, title and interest of the Co-Obligor in the Collateral (as defined in the Pledge Agreement) to secure the Obligations (as defined therein) to the extent that the Uniform Commercial Code as in effect in the State of New York (the "UCC") or 31 C.F.R. Part 357 is applicable thereto and governs the creation of security interests therein (such Collateral, the "Specified Collateral").

     23. With respect to Specified Collateral that consists of U.S. Government Obligations (as defined in the Indenture) that are held in a "Participant's Securities Account" (as defined in 31 C.F.R. section 357.2) with a Federal Reserve Bank pursuant to the Treasury/Reserve Automated Debt Entry System ("TRADES"), upon the Collateral Agent's indication by book entry that such U.S. Government Obligations have been credited to the Collateral
Account (as defined in the Pledge Agreement) as contemplated in the Pledge Agreement, the Security Interest in a security entitlement in respect thereof will be perfected and the Collateral Agent will have control (within the meaning of Section 8-106 of the UCC) of such security entitlement.

     24. With respect to Specified Collateral that consists of uncertificated securities, upon the registration of such uncertificated securities by the issuer thereof in the name of the Collateral Agent, the Security Interest in such uncertificated securities will be perfected, the Collateral Agent will have control (within the meaning of Section 8-106 of the UCC) of such uncertificated securities and the Collateral Agent will be a protected purchaser (within the meaning of Section 8-303(a) of the UCC) thereof (assuming the Collateral Agent has no prior notice of an adverse claim).

     25. With respect to Specified Collateral that consists of security entitlements or financial assets, upon the crediting of such financial assets or the financial assets underlying such security entitlements to the Collateral Account, the Security Interest in a security entitlement in respect of such financial assets will be perfected and the Collateral Agent will have control (within the meaning of Section 8-106 of the UCC) of such security entitlement.

     The opinions expressed herein are subject to the following qualifications, limitations and assumptions:

     1. All of our opinions are subject to (a) the application of any fraudulent conveyance, fraudulent transfer, fraudulent obligation or similar law, (b) bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to or affecting the enforcement of creditors' rights generally, and (c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.

     2. We express no opinion as to the indemnification, exculpation, choice of law, consent to jurisdiction and severability provisions contained in any of the Transaction
Documents or any Blue Sky laws of any jurisdiction.

     3. Certain rights and remedies contained in the Pledge Agreement may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions but which, in our opinion, do not affect the validity of the Pledge Agreement and will not interfere with the practical realization of the rights and benefits of the security intended to be provided therein or thereby.

     4. We express no opinion as to (a) except as expressly set forth herein, the perfection or priority of any security interest or other lien created pursuant to any of the Transaction
Documents or (b) the right of any Person, other than the Collateral Agent, to enforce any right or avail itself of any remedy set forth in the Pledge Agreement.

     5. The perfection of the liens created by the Pledge Agreement in or with respect to any Collateral constituting "proceeds," as defined in the UCC, will be a continuously perfected security interest if the interest in the original Collateral was perfected; but such security interest will cease to be a perfected lien and will become unperfected twenty-one days after receipt of the proceeds by the applicable debtor unless (a) a filed Financing Statement covers the original Collateral, the proceeds are Collateral in which a security interest may be perfected by filing in the office or offices where such Financing Statement was filed and the proceeds are not acquired with cash proceeds or (b) the proceeds are identifiable cash proceeds or (c) the security interest in the proceeds is perfected within twenty days after receipt of the proceeds by the applicable debtor.

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchaser at which the contents of the Offering Memorandum and related matters were discussed and, although we are not passing upon and do not assume any responsibility for, and have not made any independent verification of, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Offering Memorandum, as of its date or at the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no opinion is expressed as to the financial statements or other financial data derived therefrom, included or incorporated by reference in the Offering Memorandum).

     The opinions rendered herein are specifically limited to the General Corporation Law of the State of Delaware, the laws of the State of Louisiana and the federal laws of the United States of America. For purposes of expressing the opinions contained in paragraphs 7, 8, 9, 22, 23, 24 and 25 above, we note that the laws of the State of New York expressly govern the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Pledge Agreement. We are not licensed to practice law in New York; accordingly, we have assumed, with your consent and without investigation, that the laws of New York are the same as the laws of the State of Louisiana on matters pertaining to such agreements. In addition, as to the matters addressed therein pertaining to the laws of the Cayman Islands we have relied with your consent on the opinion, dated the date hereof, of Maples and Calder, special Cayman Islands counsel to the Issuers, and as to the matters addressed therein pertaining to the laws of Spain we have relied with your consent on the opinion, dated the date hereof, of Linklaters & Alliance, counsel to Atlantic Copper, S.A.; we believe that the Initial Purchaser is justified in relying on such opinions, copies of which are attached.

     Whenever our opinion is given with respect to the existence or absence of facts (or legal conclusions which necessarily are based upon the existence or absence of facts) and is indicated to be based on our best knowledge, it is intended to signify that, during the course of our representation of the Company, no information has come to the conscious awareness of any attorney in our firm who has had active involvement with such representation that would give any such person actual knowledge of the existence or absence of such facts, and that except to the extent expressly set forth, we have not undertaken any independent investigation to determine or verify the existence or absence of facts, and no inference as to such knowledge or the existence or absence of such facts should be drawn from our representation of the Company.

     We assume no obligation to revise or supplement this opinion should such currently applicable laws be changed by legislative action, judicial decision or otherwise.

     This opinion is being rendered solely to you in connection with the above matter and, accordingly, may not be relied upon by you for any other purpose or furnished to, or relied on by, any other person without our prior written consent. We express no opinion as to any matter other than expressly set forth above, and no other opinion is to or may be interpreted or implied herefrom. This opinion is given as of the date hereof and is based upon the facts and circumstances presently known to us, and we undertake no, and hereby disclaim any, obligation to advise you of any change in the matters set forth herein.

      The foregoing expresses our legal opinion as to the matters set forth above and is based upon our professional knowledge and judgment at this time; it is not, however, to be construed as a guarantee, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.


                                   Very truly yours,

                                   Jones, Walker, Waechter, Poitevent,
                                   Carrere & Denegre L.L.P.


                                   By:___________________________
                                        Douglas N. Currault II


                                                        Exhibit B


           FORM OF LOCK-UP AGREEMENT TO BE DELIVERED
                    PURSUANT TO SECTION 5(h)



                                   August 1, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

   Re:   Proposed Offering by Freeport-McMoRan Copper & Gold
Inc.
       and FCX Investment Ltd.

Dear Sirs:

     The undersigned, a stockholder [and an officer and/or director]1 of Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch &
Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the
"Purchase Agreement") with the Company and FCX Investment Ltd., a Cayman Islands exempted company (together with the Company, the "Issuers"), providing for the offering of $525,000,000 aggregate principal amount (or up to $603,750,000 if the overallotment option is exercised in full) of the Issuers' 8 1/4% Convertible Senior Notes due 2006 (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Initial Purchaser to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Company's
Class A Common Stock, par value $.10 per share, or Class B Common Stock, par value $.10 per share (collectively, the "Common
Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     The foregoing sentence shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein and (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

                         Very truly yours,



                         Signature: ___________________________

                         Print Name: _________________________